UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

August 8, 2008
Date of Report (Date of earliest event reported)
INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13845 North Northsight Boulevard
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)
(480) 586-3300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On August 8, 2008, the Compensation Committee and the Board of Directors of InPlay Technologies, Inc. suspended director compensation other than reimbursement for expenses incurred in attending meetings and carrying out duties as Board and committee members.

Item 2.02     Results of Operations and Financial Condition.

On August 14, 2008, InPlay Technologies, Inc. (“Registrant”) reported financial results for the second quarter ended June 30, 2008. A copy of the press release is attached as exhibit 99.1. The information in this report, including Item 9.01 and Exhibit 99.1, is being furnished pursuant to Item 2.02 and is not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

The Registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report is available on the Registrant’s website located at www.inplaytechnologies.com, although the Registrant reserves the right to discontinue that availability at any time.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibit(s)

99.1      Press Release from InPlay Technologies, Inc., dated August 14, 2008, entitled “InPlay Technologies Reports Second Quarter 2008 Financial Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date:	August 14, 2008	By:	/s/ Mark R. Sokolowski
Mark R. Sokolowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description:
99.1	Press release from InPlay Technologies, Inc., dated August 14, 2008, entitled “InPlay Technologies Reports Second Quarter 2008 Financial Results”